EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------



To the Board of Directors and Shareholders of United Companies Corporation
Spring, Texas


We hereby consent to the incorporation by reference in this registration statement of United Companies Corporation on Form S-8, of our audit report dated March 4, 2003, which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern, for the year ended December 31, 2002, and to all references to our firm in this registration statement.


/s/ HJ & Associates, LLC

HJ & Associates, LLC
Salt Lake City, Utah
February 3, 2004




                                 EXHIBIT 23.2-1